EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of FluoroPharma Medical, Inc. (the “Registrant”) on Form 10-K for the period ending December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thijs Spoor, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: March 16, 2012	By:	/s/ Thijs Spoor
Thijs Spoor
Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Director